Exhibit 99

Form 3 Joint Filer Information

Name:          Helen of Troy Limited, a Barbados company

Address:         1 Helen of Troy Plaza

            El Paso, Texas 79912

Designated Filer:     Helen of Troy Limited, a Bermuda company

Issuer & Ticker Symbol: Genio Group, Inc. (GNOI.OB)

Date of Event

Requiring Statement:   June 2, 2004

Signature:        By:  /s/ Vincent D. Carson

            Title: Vice President, General Counsel and Secretary

Name:          Helen of Troy Texas Corporation

Address:         1 Helen of Troy Plaza

            El Paso, Texas 79912

Designated Filer:     Helen of Troy Limited, a Bermuda company

Issuer & Ticker Symbol: Genio Group, Inc. (GNOI.OB)

Date of Event

Requiring Statement:   June 2, 2004

Signature:        By:  /s/ Vincent D. Carson

            Title: Vice President, General Counsel and Secretary

Name:          Helen of Troy, LLC

Address:         1 Helen of Troy Plaza

            El Paso, Texas 79912

Designated Filer:     Helen of Troy Limited, a Bermuda company

Issuer & Ticker Symbol: Genio Group, Inc. (GNOI.OB)

Date of Event

Requiring Statement:   June 2, 2004

Signature:        By:  /s/ Vincent D. Carson

            Title: Manager

DALLIB1/494979.2